Exhibit 10.7

NOTE

January 5, 2022

FOR VALUE RECEIVED, U.S. ENERGY CORP., a Wyoming corporation (the “Borrower”), hereby promises to pay to FIRSTBANK SOUTHWEST (the “Lender”), at the principal office of FIRSTBANK SOUTHWEST (the “Administrative Agent”), or at such other place as from time to time may be designated by the holder of this Note, the principal sum equal to the amount of such Lender’s Maximum Credit Amount, or, if greater or less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof, at the rates per annum and on the dates provided in the Credit Agreement, in lawful money of the United States of America and in immediately available funds.

The date, amount, interest rate and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on a schedule attached hereto or on any separate record maintained by the Lender. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Credit Agreement dated as of January 5, 2022, among the Borrower, the Administrative Agent, and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is secured by and entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and for other provisions relevant to this Note.

[Signature page follows.]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Signature Page